                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33__________ ) pertaining to the 1998 Stock Compensation Plan of Houghton Mifflin Company of our report dated January 26, 1998, with respect to the consolidated financial statements and schedule of Houghton Mifflin Company included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


Boston, Massachusetts
June 26, 1998





                                      -10-